UNITED STATES
				SECURITIES AND EXCHANGE COMMISSION
					WASHINGTON, D.C. 20549

						FORM 8-K

					CURRENT REPORT
	Pursuant to Section 13OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

			BOL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana				    0-16934		72-1121561
(State or other jurisdiction    (Commission      (IRS Employer
          of incorporation)      File Number)    Identification No.)

		300 St. Charles Avenue, New Orleans, LA             70130
		(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (504) 889-9400

					N/A
	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(b) under the Exchange Act (17 CFR 240.13e-4(c))


				CURRENT REPORT ON FORM 8-K

ITEM 5.02  Departure of Directors or Principal Officers

(a)	(1)	Shannon Scott Chouest (Director)
(i)	Resignation effective February 22, 2005
(ii)	Member of the Board of Directors and the Executive
Committee, and the Audit & Finance Committee (sub-
committees of the Board)
(iii)	Director Chouest thought the Board should entertain a
proposal to acquire BOL Bancshares, Inc., which included its subsidiary Bank of Louisiana. Chairman of the Board disagreed.

(2)	Copy of Resignation attached.

	(3)   (i)	Mrs. Chouest has been mailed a copy of this disclosure,
this date.
(ii)	By means of letter attached, Mrs. Chouest has been
afforded the opportunity of stating whether she agrees or disagrees with the response in Item 5.02.

(b) Director and President, James A. Comiskey, passed away on February 1, 2005. He had neither retired, resigned nor had been terminated.

(c)	 New Executive Officer:

(1)	G. Harrison Scott, President
Date appointed:  April 12, 2005
(2)	G. Harrison Scott is currently, and has been, Chairman
of the Board of registrant.  James A. Comiskey was
President of registrant until his demise on February 1,
2005.  Both positions are non-compensatory.
(3)	There is no employment agreement and no compensation.




					SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					BOL BANCSHARES, INC.
					(Registrant)


April 15, 2005		      /s/ G. Harrison Scott
                   		G. Harrison Scott
					Chairman
					(in his capacity as a duly authorized
					  officer of the Registrant)